MANAGEMENT SERVICES AGREEMENT
                    FOR THE JEFFERSON COUNTY DOWNTOWN JAIL

     THIS MANAGEMENT SERVICES AGREEMENT (hereinafter "Agreement") for the jail facility located in the Jefferson County Courthouse in downtown Beaumont, Texas, and any improvement, modification or expansion thereof (hereinafter the "Facility"), is made and entered into as of May 26, 1998, by and between the COUNTY OF JEFFERSON, TEXAS (the "County"), a political subdivision of the State of Texas, and CORRECTIONAL SERVICES CORPORATION ("Manager").

                                  RECITALS:

     WHEREAS, the County is a political subdivision of the State of Texas governed by a duly elected Commissioners' Court; and

     WHEREAS, Subchapter F of Chapter 351 of the Texas Local Government Code grants authority for the County to enter into contracts with private vendors to provide for the financing, design, construction, leasing, operation, purchase, maintenance, or management of a jail, detention center, work camp or related facility; and

     WHEREAS, the County and Manager have entered into an Operation, Management and Maintenance Agreement dated February 23, 1998 (the "Operating Agreement") to operate, manage and maintain the Facility; and

     WHEREAS, the Operating Agreement and the term thereof are subject to the County receiving a favorable ruling from the Internal Revenue Service (the "IRS Ruling") that the Operating Agreement will not affect the tax-exempt status of the County's outstanding bonds, including but not limited to the County's Refunding Bonds, Series 1993; and

     WHEREAS, the County has applied to the Internal Revenue Service for the IRS Ruling and is currently awaiting a favorable ruling under the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, during the pendency of the IRS Ruling, the County and Manager desire to enter into this Agreement pursuant to which the County contracts with the Manager to provide management services for operation of the Facility in its entirety; and

     WHEREAS, Revenue Procedure 97-13 authorizes the County to enter into a qualified management contract for the management of the Facility without resulting in a private use of the Facility under Section 141(b) of the Code; and

     WHEREAS, the County and the Manager intend and agree that this Agreement shall constitute a qualified management contract made pursuant to and in accordance with Revenue Procedure 97-13, and any term or provision in this Agreement in conflict with Revenue Procedure 97-13 shall be modified and amended to the extent necessary so as to comply therewith.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and subject to the conditions hereinafter set forth, the County and Manager hereby agree as follows:

                                  ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES

SECTION 1.01. Representations. Covenants and Warranties of the County.

     The County represents, covenants and warrants as follows:

     (a) The County is a duly formed and validly existing political subdivision of the State of Texas, and is governed by the laws of the State of Texas.

     (b) To the best of its knowledge, the laws of the State of Texas authorize the County to establish, acquire, construct, operate and maintain the Facility, to enter into this Agreement and the transactions contemplated hereby, and to carry out its obligations under this Agreement.

     (c) The officers of the County executing this Agreement have been duly authorized to execute and deliver this Agreement under the terms and provisions of a resolution of the County's governing body or by other appropriate official action.

     (d) To the best of its knowledge, the County has complied with all open meetings laws, all public contracting laws and all other state and federal laws applicable to this Agreement.

     (e) The Facility is required by the County solely for a public purpose and public use to house inmates detained or incarcerated by the County or the State of Texas, the political subdivisions thereof, or any other Governmental entity (whether inside or outside of the State of Texas). Preference will be given to requests from the Texas Commission on Jail Standards (the "Commission") for the housing of prisoners from Texas to the greatest extent possible. In no event, however, shall this provision be interpreted to limit the housing of prisoners from other Governmental entities in the Facility, including but not limited to other states.

     (f) The County shall reasonably assist Manager which shall diligently process and seek to enter into all lawful and appropriate agreements in the name and on behalf of the County with such prisoner transfer sources as may be necessary so as to facilitate the receipt and incarceration of eligible non-maximum security prisoners in the Facility.

     (g) No member of the governing body of the County is now or will be an owner, shareholder, employee, officer or director of Manager.

     (h) The County shall use its best efforts to make all submissions to the Commission required by (i) Section 511.092(b) of the Texas Local Government Code so as to enable the County to obtain a determination from the Commission that the Facility is a proper facility to house out-of-state prisoners and (ii)
Section 511.092(h) of the Texas Local Government Code so as to obtain Commission approval of this Agreement.

     SECTION 1.02. Representations, Covenants and Warranties of Manager.

     Manager represents, covenants and warrants as follows:

     (a) Manager is in good standing under the laws of the State of Texas, is duly qualified to transact business and hold property in the State of Texas and in every jurisdiction in which the nature of its activities requires it to be so qualified, has full and complete power to enter into this Agreement and to enter into and carry out the transactions contemplated hereby, and to carry out its obligations under this Agreement, and has duly authorized the execution and delivery of this Agreement.

     (b) Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and conditions hereof nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which Manager is now a party or by which Manager or its property is bound, or constitutes a default under any of the foregoing, or results in the creation of imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of Manager.

     (c) No officer, member of the Board of Directors, shareholder, owner or employee of Manager is now or will be an employee or member of the governing body of the County.

     (d) The Facility is required by the County solely for a public purpose and public use to house inmates detained or incarcerated by the County or the State of Texas, the political subdivisions thereof, or any other Governmental entity (whether inside or outside of the State of Texas). Preference will be given to requests from the Commission for the housing of prisoners from Texas to the greatest extent possible. In no event, however, shall this provision be interpreted to limit the housing of prisoners from other Governmental entities, including but not limited to other states.

     (e) Manager shall make all submissions to the Commission required by
Section 541.092(h) of the Texas Local Government Code so as to obtain and maintain the approval by the Commission for Manager to provide services pursuant to this Agreement.

SECTION 1.03. Joint Covenants of the County and the Manager

The County and the Manager agree that this Agreement shall constitute a qualified management contract made pursuant to and in accordance with Revenue Procedure 97-13, and any term or provision in this Agreement in conflict with Revenue Procedure 97-13 shall be modified and amended to the extent necessary so as to comply therewith.

                                  ARTICLE II

                                  OPERATIONS

SECTION 2.01. Operation, Management, Maintenance and Repair of Facility.

     (a) Manager shall provide all management services necessary to operate and maintain the Facility in compliance with minimum standards adopted by the Commission, in accordance with a commercially reasonable manner and in accordance with the minimum standards of any Prisoner Transfer Source (as defined in Section 3.01(b) hereof) from which prisoners are placed in the Facility. Additionally, Manager shall receive and retain a Certification of Compliance from the Commission and shall take all steps necessary for the Commission to review and approve the Manager's qualifications pursuant to
Section 511.0092(h) of the Texas Local Government Code. In connection with the its management of the Facility as described herein, Manager shall, at its sole cost and expense, provide the following management goods and services of a commercially reasonable quality and in a good and workmanlike manner in order to provide for operation and maintenance of the Facility in its entirety:

     (1) Intake procedures and prisoner accounting which shall encompass prisoner intake, recordings, billing, systems of control, identification systems and records, and such other statistical records as may be required by law or are generally accepted prisoner-locator practices;

     (2) Adequate staffing in accordance with applicable federal, state and Prisoner Transfer Source requirements necessary to maintain the requisite level of security within the Facility and sufficient to monitor the activities of the prisoners confined within the Facility, and to control ingress and egress at the Facility;

     (3) Food and beverage services;

     (4) Clothing and uniforms for inmates and Manager's employees which shall be distinctive from clothing and uniforms of County inmates and employees;

     (5) Procurement and purchasing;

     (6) Bookkeeping and financial accounting;

     (7) Medical Care as set forth in greater detail in Article V;

     (8) Training of all personnel to be employed at the Facility;

     (9) Recreational, vocational, educational, counseling and exercise services, and activities;

     (10) All routine upkeep and maintenance for the Facility provided on a regular basis. For purposes of this subsection, the term "upkeep and maintenance" shall be defined as all scheduled (anticipated and designated to occur within a given time period or production level) and periodically provided (ongoing and continual or at least occurring at intervals of time or production which are generally predictable) work on operational and functioning improvements to real property necessary to sustain or support safe, efficient, continuous operations or to prevent the decline, failure, lapse or deterioration of the improvement. The purpose of this Subsection is to provide for preventative maintenance. Examples without limitation are: routine cleaning, periodic testing and cleaning of the HVAC systems, replacement of HVAC filters, changing lightbulbs, periodic testing and maintenance of security, fire and smoke removal systems, and interior painting;

     (11) All non-structural, non-capital repairs and restoration, as required to keep the Facility in its current condition. For purposes of this subsection, the term "repairs and restoration" means to mend or bring back to current working order (with or without complete replacement), property which was broken, damaged, worn out, or defective. The purpose of this Subsection is to provide for corrective work. Examples without limitation are: replacement of the air conditioner compressor motor, replacement of electrical switches in kitchen appliances, repairing kitchen appliances, fixing broken pipes, replacing solenoids in electric locks, and painting;

     (12) Facility commissary;

     (13) All telephone facilities;

     (14) All vending machines;

     (15) A comprehensive plan for allowing for and responding to prisoner grievances regarding their conditions of confinement;

     (16) A written procedure for the County's review and approval outlining the coordination of law enforcement activities in the case of riot, rebellion, escape, or other situations requiring assistance from city, county or state law enforcement agencies. Manager shall assist the County in soliciting the approval of such procedures by other law enforcement agencies. Upon approval by the Sheriff (as defined in Section 2.02), chief of police and the written concurrence from the assistant director of the Texas Department of Public Safety, the County and Manager agree to submit such procedures to the Commission for approval; and

     (17) Unless otherwise provided herein, all other, goods or services incidental to the housing, care, or treatment of inmates and the operation of the Facility, including transportation of inmates and personnel.

     (b) No ad valorem taxes are currently assessed against the Facility. The parties hereto acknowledge that Manager is, by this Agreement, managing the Facility for the County and as such the Facility is used for a public purpose and is not subject to ad valorem tax assessment. The parties hereto do not anticipate or foresee any assessment of ad valorem taxes against the Facility. County agrees that it will not impose taxes, levies, fees or other impositions upon Manager which are for the County's benefit and are not either (a) mandated by State law, or (b) generally applicable to citizens or businesses within Jefferson County and able to be passed back to Manager's clients through higher per diem rates.

     (c) Pursuant to Manager's obligations under this Section 2.01 to manage the Facility at its sole cost and expense, and in connection with all of Manager's obligations pursuant to this Agreement, during the term of this Agreement Manager shall have the sole and exclusive right, in its sole discretion and at its own expense, to install items of movable machinery and equipment in or upon the Facility, which items shall be identified by tags or other symbols affixed thereto as property of Manager not included within the Facility and not considered or deemed to be property belonging to the County or any other entity. All such items so identified shall remain the sole property of Manager, in which County and any other party shall have no interest, and all such items may be modified or removed by Manager at any time, provided that Manager shall repair and restore any and all damage to the Facility resulting from the installation, modification or removal of any such items. Manager warrants that none of the property brought to the Facility pursuant to this Subsection 2.01 (c) will be permanently affixed to the realty or any improvements which form part of the Facility and agrees to provide the County with a listing of such property every ninety (90) days. Nothing in this Agreement shall prevent Manager from purchasing or leasing items to be installed pursuant to this Subsection 2.01(c) under a conditional sale or lease with option to purchase contract, or subject to a vendor's lien or security agreement as security for the unpaid portion of the purchase price thereof, provided that no such lien or security interest shall attach to any part of the Facility.

     (d) The County shall be responsible for all structural and capital repairs, restorations and replacements to the Facility, including those required to maintain compliance with all Texas Jail Commission and other applicable standards. Subject to (i) approval of the County Judge and the Commissioners Court and (ii) compliance with budget and appropriation limitations imposed by applicable law, the County agrees to undertake and complete any necessary structural and capital repairs, restorations or replacements to cause the Facility to remain in its present condition. The County shall not be responsible for any non-structural, non-capital repairs, restorations and replacements to the Facility, all of which shall be the sole responsibility of Manager.

     (e) Upon execution of this Agreement, the County and Manager agree to inspect the Facility and to prepare a video tape showing the present condition of the Facility. In addition, upon completion of the items of maintenance, cleaning, painting, construction and improvement contemplated by Section 12.16 hereof, the County and the Manager agree to re-inspect the Facility and to prepare a second video tape showing the condition of the Facility. During the term of this Agreement, Manager agrees to maintain the Facility in its condition after the items of maintenance, cleaning, painting, construction and improvement have been completed at the Facility pursuant to Section 12.16 hereof and Manager shall return the Facility to the County in such condition upon termination of this Agreement for any reason, normal wear and tear excepted.

SECTION 2.02. Independent Contractor.

     Manager is and shall be an independent contractor, and subject to the terms of this Agreement, shall have the sole right to supervise, manage, operate, control, and direct the performance of the details incident to its management duties and obligations under this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of an employer/employee or principal/agent, or to otherwise create any liability for the County whatsoever with respect to the indebtedness, liabilities, and obligations of Manager or any other party. Manager shall be solely responsible for (and neither the County nor the Jefferson County Sheriff ["Sheriff"]) shall have any obligation with respect to the interviewing, hiring, training, assignment, control, management, compensation, promotion, or termination of Manager's employees which constitute the Facility's administration and staff. However, all activities of Manager shall be subject to regular, on-site monitoring by the Sheriff or his designee at such times and in such manner as the Sheriff, in his sole discretion, shall choose to do so, and Manager shall furnish reports on such matters in form and content acceptable to the Sheriff when so requested.

SECTION 2.03. Acceptance of Prisoners.

     Subject to the provisions of Sections 3.03 and 3.04, Manager shall accept and properly incarcerate all eligible non-maximum security prisoners assigned to the Facility for whom there is space available within the statutory and regulatory limits of the Facility. Manager shall review, inspect and check all appropriate inmate records, including but not limited to medical records, and shall make such inquiries as are necessary to insure that any maximum security prisoners are identified and excluded. The Manager shall provide copies of such records to the Sheriff for review and approval at least five (5) business days prior to the acceptance of an inmate. No maximum security prisoners shall be incarcerated at the Facility. For purposes of this Agreement, "maximum security prisoners" shall mean and be the same as maximum security inmates as defined by the Jail Commission's Primary Security Level Assignment system, along with inmates who have a prior record of any aggravated sex crime as defined by the Texas Penal Code, including crimes of other states satisfying the same general elements of the relevant Texas statutes.

SECTION 2.04. Certification of Facility.

     Manager shall obtain, and thereafter maintain, certification of compliance from the Commission as well as any other certifications necessary to incarcerate at the Facility non-maximum security prisoners of whatever source, whether local, state, federal, or, to the extent allowed by state laws, prisoners from outside the State of Texas.

SECTION 2.05. Subcontractors.

     (a) Manager may subcontract any portion of the management services to be performed hereunder to provide for operation and maintenance of the Facility, but shall not thereby be relieved of any of its obligations set forth herein. Manager shall bind each subcontractor to the terms hereof as far as applicable to such subcontractor's work, and shall require that each subcontractor perform its work in conformance with the terms and conditions of this Agreement. In the event Manager subcontracts as provided for in this Subsection, then any such subcontractor shall be subject to the provisions of insurance pursuant to Sections 9.01 through 9.03 hereof and indemnification pursuant to Section 10.02 hereof.

     (b) Manager shall not enter into any subcontract pursuant to Subsection 2.05(a) hereof without the approval of the County. The approval of the County required by this Subsection 2.05(b) shall not be unreasonably withheld. Manager will provide the County copies of any such subcontracts sufficiently in advance of any deadline for signing same to allow for the effective review and approval by the County.

SECTION 2.06. Non-Assumption of Existing Agreements.

     Manager is not, by the execution of this Agreement, accepting or assuming any liability, obligation, responsibility, or duty required by any contract, lease or other agreement entered into, executed or agreed to by the County or any prior Manager of the Facility. As an example only, and without limitation, Manager does not assume, and hereby specifically rejects, any liability, obligation, responsibility, or duty required by any existing contract, lease or other agreement relating to the following matters regarding the Facility:

     (a)  Food Service,
     (b)  Inmate Programming Services,
     (c)  Telephone Equipment or Services,
     (d)  Equipment Leases or Contracts,
     (e)  Commissary Services,
     (f)  Utility Services, and
     (g)  Supplies, Furniture or Fixtures

SECTION 2.07. Preparation of Reports.

     Manager shall prepare and furnish such reports as may be required by law to be submitted to the County with respect to the operation of the Facility or the prisoners detained therein and, in addition, such other reports as may be required by any Prisoner Transfer Source which has assigned inmates to the Facility.

SECTION 2.08. Acceptance of Inmates.

     Manager will properly incarcerate all non-maximum security inmates assigned by the County to the Facility for whom there is space available at the Facility within the statutory and regulatory limits of the Facility. Manager will review, inspect and check all appropriate records and make such appropriate inquiries to insure that any maximum security prisoners are identified. Neither Manager nor the County will accept any maximum security prisoners at the Facility.

SECTION 2.09. County Inmates Awaiting Court Proceedings.

     The parties acknowledge and agree that prior to execution of this Agreement, the Facility has been used by the County to hold County maximum security and non-maximum security inmates on the second floor of the Facility for temporary periods of limited duration for purposes of providing accessibility to the District Courtrooms which are adjacent thereto. At all times during the term of this Agreement, the County reserves the right to maintain, and Manager agrees to accept without charge, all County Prisoners (defined in Section 4.01) on the second floor of the Facility for such temporary purposes not to exceed twelve (12) hours per day per inmate. For this purpose and without charge, the County shall have access to the jail cells and areas adjacent to the District Courtrooms on the second floor of the Facility, as well as to the holding cell or tank at the "book in" area.

                                 ARTICLE III

                                  PRISONERS

SECTION 3.01. Transfer of Prisoners.

     (a) Before the County enters into any contract with any Prisoner
Transfer Source, each such proposed contract shall be reviewed and approved by Manager and the Sheriff and at that time the County and the Manger shall agree on the management fee to be paid by the County to the Manager for each inmate in accordance with Section 4.03 hereof. All such proposed contracts shall be in the name of the County and shall provide for payments to be made to and received by the County. Manager and the Sheriff shall be provided with copies of any such proposed contracts sufficiently in advance of any deadline for signing same to allow effective review and approval by such party. Manager shall not be obligated to accept any prisoner at the Facility, nor provide any services of any nature required by any contract with any Prisoner Transfer Source which was not reviewed and approved by Manager prior to execution by the County and the Sheriff. After Manager has reviewed and approved a contract with a Prisoner Transfer Source prior to execution by County and the Sheriff, then Manager shall perform any and all obligations and duties which the County is required to perform pursuant to such contract. Both the Sheriff and Manager have the right to reject any proposed contract with a Prisoner Transfer Source.

     (b) On March 19, 1998, the County and the Texas Department of Criminal Justice ("TDCJ") have entered into that certain Inmate Housing Payment Agreement in the form attached hereto as Exhibit "A" (the "TDCJ Agreement"). By execution hereof, the Manager approves the TDCJ Agreement as required by this Section and agrees that the management fee payable to the Manager for TDCK prisoners shall be the amount set forth in Section 4.03 hereof.

     (c) Possible prisoner transfer sources (each a "Prisoner Transfer Source") include, but are not limited to, the following:

         (1) The County Sheriff of Jefferson County;

         (2) The County Sheriff of any other Texas County pursuant to any inter-local cooperation contract with the County;

         (3) The Texas Department of Criminal Justice ("TDCJ") pursuant to an agreement between the County and the TDCJ;

         (4) Any County Probation Department pursuant to any inter-local cooperation contract with the County;

         (5) Subject to the limitations set forth herein, any other state (including the District of Columbia) or political subdivision thereof which may lawfully assign prisoners to the County pursuant to an agreement between the County and the other state or political subdivision; and

         (6) Subject to the limitations set forth herein, the United States Government or any department or agency thereof, pursuant to an agreement between such governmental entity and the County.

     (c) To the extent allowable by law or contract and subject to the requirements of this Agreement, Manager shall be responsible for identifying and procuring prisoners from other jurisdictions to be housed at the Facility pursuant to written contracts with the County. To the extent required by law or contract and consistent with the rights and obligations of the County as set forth in this Agreement, the County will assist Manager in its efforts to identify and procure such prisoners.

SECTION 3.02. Jefferson County Jail Prisoners.

     The County and the Sheriff shall be solely responsible for the housing, care and control of prisoners incarcerated in the new and principal Jefferson County Jail facility located several miles from downtown Beaumont, Texas.

SECTION 3.03. Designation and Transfer of Prisoners.

     Prior to transfer of any prisoner to the Facility, the designation of such prisoner as a "maximum security" or "non-maximum security" prisoner (or other appropriate classification levels established by the County and Manager) shall be agreed by Manager and the Sheriff, and such designation shall be made in accordance with the classification plan approved by the Commission for the Facility, as well as the provisions of this Agreement, applicable state law, the rules and regulations of the Prisoner Transfer Source from which the prisoner has been sent and the procedures and standards promulgated by the Commission and the Prisoner Transfer Source which are incorporated herein by reference. No maximum security prisoners shall be incarcerated at the Facility, but the County expressly reserves the right to reject any prisoner from incarceration at the Facility regardless of any assigned classification.

SECTION 3.04. Reclassification and Reassignment of Prisoners.

     If at any time Manager finds that the capacity of the Facility, the demonstrated behavior of any prisoner or group of prisoners, or the mix of prisoners incarcerated in the Facility requires or warrants reassignment or re-classification of any prisoners, Manager will notify the Sheriff and make a reasonable recommendation concerning reassignment or reclassification of said prisoner or prisoners which is subject to the final approval of the County. At its sole cost and expense, Manager shall be responsible for the transfer of any reassigned or re-classified prisoner or prisoners to the appropriate responsible party. This determination shall be made by Manager in accordance with applicable law and the rules, regulations and procedures promulgated by the Commission, or by the applicable Prisoner Transfer Source.

SECTION 3.05. Communication and Cooperation.

     The County and the Sheriff shall cooperate with Manager in all matters of law enforcement, security and communications. The County and the Sheriff shall (at Manager's sole cost and expense) reasonably assist Manager at the request of Manager in the training of Manager's employees hired to operate the Facility. The Sheriff shall reasonably assist and cooperate with Manager for purposes of obtain licensing as may be required by State or federal law for employees. The County and the Sheriff shall reasonably assist and cooperate with Manager in providing information requested by Manager in the screening of candidates for employment to the extent such information may be lawfully obtained or released under federal or State law. The County and the Sheriff will verify that all Manager employees undertaking jailer duties are certified, as required by the Commission.

SECTION 3.06. Maximum Utilization of Facility.

     The County and Manager agree that it shall be to their mutual benefit and interest for the Facility to be fully utilized by maintaining the maximum prisoner population within statutory and regulatory limits, and Manager hereby warrants to use its best efforts to do so. The County understands and agrees that the actions to be performed by Manager to seek maximum utilization of the Facility are not intended by Manager, and will not be construed by the County, as any type of warranty or guarantee by Manager that its best efforts to promote the maximum utilization of the Facility will result in any specified level of utilization of the Facility or in any specified amount of prisoner population being incarcerated at the Facility. The County agrees to reasonably support the efforts of Manager in seeking out and thereafter contracting with Prisoner Transfer Sources in the name of the County upon terms reasonably acceptable to Manager and the County, so as to efficiently maximize the utilization of the Facility.

SECTION 3.07. Prisoner Escape.

     In the event a prisoner confined in the Facility escapes from the Facility, Manager will immediately notify appropriate public law enforcement officers, including the Sheriff, of such prisoner's escape. The public officers so notified will be responsible for the capture and return of the escaped prisoner pursuant to the written procedures described in Section 2.01
(a)(16) above, provided that Manager will expend all reasonable efforts in assisting in the capture and return of any escaped prisoners and shall reimburse the County and other law enforcement agencies for all costs and out-of-pocket expenses incurred in connection therewith.



SECTION 3.08. Out-of-State Prisoners.

     It is expressly agreed and understood that all contracts to house out-of-state prisoners in the Facility shall be in the name of the County and shall contain the provisions required by Section 511.092(d) of the Texas Local Government Code and any implementing regulations of the Commission thereunder, as the same may be in effect from time to time. These provisions shall include without limitation the following:

     (a) the Facility shall at all times meet the minimum standards established by the Commission;

     (b) each inmate to be released from custody must be released only within the jurisdiction of the sending state;

     (c) before transferring an inmate, the Facility (acting through Manager on behalf of the County) shall review for compliance with the Commission's classification standards, all classification and conduct records concerning the sending state's classification of the inmate and all appropriate medical information concerning the inmate, including certification of tuberculosis screening and treatment prior to transfer;

     (d) except with the prior and express waiver of the Commission, the sending state shall not transfer and the Facility shall not accept an inmate with a record of institutional violence involving use of a deadly weapon, a pattern or history of repeated violence while in custody, or escape or attempted escape from secure custody;

     (e) Manager shall determine the custody level of each inmate in accordance with Commission rules so to ensure that custody level assignments for the Facility as a whole do not exceed the construction security level availability in the Facility; and

     (f) the County shall be entitled to terminate the contract at will by providing the sending state with ninety (90) days' notice of intent to terminate the contract.

     The County and Manager shall take all actions necessary for operations of the Facility to meet the continuing requirements of the Commission. In recognition of the foregoing, the County and Manager agree as follows:

     (i) The County shall provide the Commission with available custody level capacity at the Facility as in effect from time to time;

    (ii) The Manager shall provide the Commission with copies of all contracts for housing out-of-state prisoners together with any addendums;

   (iii) The Commission shall approve prior to implementation all operational and contractual requirements for the Facility as meeting or exceeding Commission requirements;

    (iv) The Commission shall approve written procedures developed by the County and Manager for coordination of law enforcement activities in case of riot, rebellion, escape or other situations requiring assistance from city, county or state law enforcement agencies;

     (v) The Commission shall be notified of any major incidents, including riot, rebellion, escape, or other situations requiring assistance from city, county or state law enforcement agencies;

    (vi) All employees at the Facility shall be certified by the Commission on Law Enforcement Officer Standards and Education; and

   (vii) A tuberculosis screening plan for the Facility shall be approved by the Texas Department of Public Health.

                                 ARTICLE IV

                       MANAGEMENT FEE, UTILITIES, ETC.

SECTION 4.01. County Prisoners.

     For purposes of this Agreement, the term "County Prisoners" shall mean all prisoners assigned and transferred to the Facility by the Sheriff (including County Prisoners temporarily at the Facility awaiting court proceedings as contemplated by Section 2.09), other than those prisoners received and incarcerated by the County pursuant to agreements with the Prisoner Transfer Sources set forth in Sections 3.01 (b) hereof and any other Prisoner Transfer Sources not now specifically set forth in Section 3.01.

SECTION 4.02. Calculation of Prisoner Days.

     For the purposes of this Agreement, a "Prisoner Day" shall mean a twenty-four (24) hour time period beginning with twelve (1 2)o'clock midnight and ending twenty-four (24) hours later. A prisoner assigned to the Facility for any portion of a day (other than a County Prisoner temporarily incarcerated for less than twelve (12) hours as contemplated by Section 2.09) shall be deemed to be included in that day's prisoner population for purposes of calculating the amounts payable pursuant to this Agreement.

SECTION 4.03. Management Fee Payable to Manager.

     As consideration for the management services to be provided by Manager under this Agreement, on a monthly basis the Manager shall be paid a Fixed Management Fee by the County on a per inmate per Prisoner Day basis for each inmate and prisoner housed at the Facility in accordance with the following schedule:

     County Prisoners:  $31.00 per inmate per Prisoner Day

     State Prisoners from TDJC:  $31.00 per inmate per Prisoner Day

     Other Prisoners: At a per inmate per Prisoner Day rate to be agreed upon between the County and the Manager at the time any other prisoner is assigned to the Facility.

     The County and the Manager acknowledge that the management fee set forth above has been agreed upon based on the expectation that the Facility will have a maximum of 411 inmates. The County and the Manager agree that if the number of inmates ever exceeds 411, then the County and the Manager shall in good faith renegotiate the Fixed Management Fee payable to the Manager to take into account the additional costs and expenses the Manager will incur as a result of the additional inmates.

SECTION 4.04. Utilities.

     All utilities provided to the Facility shall be paid for by County.

SECTION 4.05. Transportation Services.

     The transportation of inmates (other than County Prisoners) shall be the responsibility of Manager and the County shall have no obligation to provide any transportation services for inmates other than County Prisoners.

SECTION 4.06. Billing Services.

     Billing services shall be provided by Manager to the County for all contracts to house prisoners in the Facility. Each contract will be billed on a monthly basis in the name of the County. Manager shall note on all invoices under the contract that payment should be made directly to the County by wire transfer or other direct payment to the County. Manager shall mail or otherwise deliver copies of all invoices to the County concurrently with the mailing of such invoices to the party being invoiced. In the event that a person or entity invoiced by Manager fails to make timely payment to the County, then Manager at its sole cost and expense shall take all steps (including litigation) to recover such invoiced amounts for the County.

SECTION 4.07. Telephone Revenues.

     In addition to any other fees or funds to be paid to the County or Manager hereunder, the County and Manager agree that all proceeds received by Manager or the County for inmate telephone services, including any telephone services advanced, unless otherwise directed by law shall be distributed as follows:

     (i) 100% to the County; and

    (ii) -0-% to Manager.

                                   ARTICLE V

                             FACILITY MEDICAL CARE

SECTION 5.01. Basic Medical Care.

     Basic medical care will be provided by Manager at its expense to all prisoners detained at the Facility. This shall be limited to any condition which can be "self-treated" by the prisoners or which may be treated by a lay technician acting under guidelines provided by a medical doctor, including first aid for emergencies. This shall also include the dispensing of "over-the-counter" type medications which have been approved for inventory by the medical consultant to the Facility.

SECTION 5.02. Other Medical Care.

     (a) The cost of hospitalization, prescription drugs, surgical and dental care (and transportation to obtain such care) for a prisoner shall be the obligation of the Prisoner Transfer Source or the jurisdiction from which the prisoner was assigned to the Facility, including prisoners from the County.

     (b) However, regardless of any other Section of this Agreement, Manager shall be obligated to provide all medical services required to be provided pursuant to any Agreement between the County and any Prisoner Transfer Source where Manager has reviewed and approved such agreement prior to execution by the County. If requested by Manager and at Manager's sole cost and expense, the County shall reasonably assist Manager in requesting reimbursement from any appropriate entity for any medical services provided to any inmate. The County shall not, however, be obligated to pay or bear any cost of any medical or health care (or transportation to obtain such care) for any prisoner, other than County prisoners.

                                   ARTICLE VI

                          COMPLIANCE WITH STANDARDS

SECTION 6.01. Procedures Manual.

     Manager shall prepare and adopt a procedures manual for the operation of the Facility so as to insure that the Facility is operated in compliance with applicable law, and those rules and procedures promulgated by the Commission or any other Prisoner Transfer Source. Manager shall make such modifications and corrections in said procedures manual as are necessary to keep the Facility in compliance with all applicable laws and the rules and procedures promulgated by the Commission and any other Prisoner Transfer Source.

SECTION 6.02. Training of Employees.

     Manager, at its sole cost and expense, shall ensure that all employees at the Facility are adequately trained to perform at the requisite levels and standards required by all applicable laws and the rules and procedures promulgated by the Commission and any applicable Prisoner Transfer Source.

                                  ARTICLE VII

                               TERM OF AGREEMENT

     This Agreement shall be on a month to month basis and may be terminated at any time by the County or the Manager upon giving sixty (60) days' prior written notice to the other party hereto.

                                  ARTICLE VIII

                                   TERMINATION

     This Agreement may be terminated by either party if the other party is in default hereunder and fails to cure such default within ten (10) days after giving written notice of default.

                                    ARTICLE IX

                                    INSURANCE

SECTION 9.01. Liability Insurance.

     (a) Manager shall obtain and maintain in force a policy or policies of liability insurance in an aggregate amount of not less than One Million and No/100 Dollars ($1,000,000.00) in coverage for any single claim thereunder.
Such insurance shall insure against all claims, including claims based upon violations of civil rights arising from services performed by Manager pursuant to this Agreement. In addition, Manager further agrees to cause contractual liability insurance endorsements or policies to be issued to (i) insure Manager's contractual obligations hereunder, (ii) indemnify the County as an additional insured thereunder against liability costs, expenses, attorneys' fees and costs of court for and with respect to any claims which may be asserted with regard to, resulting from or in connection with Manager's performance or nonperformance of this Agreement, including the obligations of Manager under
Section 10.02, and (iii ) obtain a waiver of subrogation in favor of the County which shall be stated on the certificates described in Section 9.03. Manager shall be liable to the County for all damages incurred by the County resulting from Manager's failure to procure and maintain the insurance and certificates required by this Agreement.

     (b) Manager shall obtain and maintain in force, at its sole cost, risk and expense during the term of this Agreement, a policy or policies of fire, casualty, and building insurance in an aggregate amount of not less than Five Million and No/100 Dollars ($5,000,000.00) in coverage for any single claim thereunder. Such insurance shall cover all contents, structures, and fixtures at replacement cost values of the Facility.

     (c) Each company issuing an insurance policy pursuant to this Section 9.01 shall be authorized to transact business in the State of Texas and such company shall be subject to the prior approval of the County (which approval shall not be unreasonably withheld).

SECTION 9.02. Additional Insureds.

     The policy or policies of insurance described in Section 9.01 shall name the County, the County Judge, the County Commissioners and the Sheriff, as additional insureds or joint loss payees, as their interests appear.

SECTION 9.03. Proof of Insurance.

     Manager shall provide to the County insurance certificates as proof of the insurance policies to be obtained and maintained in accordance with this
Article IX. Manager shall notify the County of any changes in any of its policies of insurance within ten (10) days after the circumstance giving rise to the change.

SECTION 9.04. Health Care Benefits.

     Manager shall provide to its employees health care benefits at least comparable to those provided by the County to its employees.

                                  ARTICLE X

                               INDEMNIFICATION

SECTION 10.01. Indemnification of Manager.

     To the extent permitted by State law and except as otherwise provided in the second sentence of Section 10.02 below, the County agrees to and hereby does defend, hold harmless, and indemnify Manager and its officers, directors, employees, agents, and representatives from and against any and all claims, damages, demands, losses, costs and expenses including attorney's fees, arising solely out of the gross negligence or willful misconduct of the County, its agents, employees, and representatives, involving a prisoner housed at the Facility prior to such prisoner being released from the Facility, including but not limited to all claims, damages or losses arising or alleged to have arisen from false arrest, false imprisonment, wrongful detention, violation of civil rights and all other claims of a similar nature in connection with County Prisoners originating in Jefferson County.

SECTION 10.02. Indemnification of County.

     MANAGER AGREES TO AND HEREBY DOES DEFEND, HOLD HARMLESS AND INDEMNIFY THE COUNTY, ITS EMPLOYEES, AGENTS, AND REPRESENTATIVES (INCLUDING THE COUNTY JUDGE, THE COUNTY COMMISSIONERS, AND THE SHERIFF), FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, DEMANDS, LOSSES, COSTS AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED OR SUFFERED BY THE COUNTY, ITS EMPLOYEES, AGENTS, OR REPRESENTATIVES, ARISING OUT OF, IN WHOLE OR IN PART, OR RESULTING FROM, IN WHOLE OR IN PART, ANY NEGLIGENT OR WRONGFUL ACT OR FAILURE TO ACT BY MANAGER OR ITS AGENTS, EMPLOYEES, OFFICERS OR REPRESENTATIVES. IT IS THE EXPRESSED INTENTION OF THE PARTIES HERETO THAT THE INDEMNITY PROVIDED FOR IN THIS SECTION IS INDEMNITY BY MANAGER TO INDEMNIFY AND PROTECT THE COUNTY FROM THE CONSEQUENCES OF THE COUNTY'S OWN NEGLIGENCE, WHERE THAT NEGLIGENCE IS A SOLE CAUSE OR A CONCURRING CAUSE OF THE INJURY OR DEATH OR DAMAGE. IT IS FURTHER THE EXPRESSED INTENTION OF THE PARTIES HERETO THAT MANAGER DOES HEREBY ASSUME LIABILITY FOR ALL CLAIM ARISING FROM THE SERVICES PERFORMED UNDER THIS AGREEMENT BY MANAGER.

                                  ARTICLE XI

                          APPROVAL AND MONITORING

SECTION 11.01. Approval of Sheriff.

     The Sheriff has executed this Agreement in the space provided herein to evidence his written approval of this Agreement as required by Section 351.102 of the Texas Local Government Code.

SECTION 11.02. Approval of Conditions of Confinement.

     Within two (2) months of the execution of this Agreement, Manager shall provide the County and the Sheriff with written comprehensive standards for conditions of confinement, if the same has not already been provided. The Sheriff shall review and approve the comprehensive standards for conditions of confinement to be developed and implemented by Manager for the operation, management and maintenance of the Facility. Such approval shall not be unreasonably withheld. The acceptance and approval of said written standards are an express condition precedent to the County's continued obligations under this Agreement. Said standard shall be incorporated as an addendum to this Agreement in compliance with Section 351.103 of the Local Government Code.

SECTION 11.03. Monitoring by Sheriff and County.

     The Sheriff shall regularly monitor Manager's management of the Facility. The Sheriff or his written designated representative shall conduct a thorough on-site inspection of the Facility no less than twice each month throughout the term of this Agreement. The County shall have the same rights to monitor Manager's management of the Facility, as are granted to the Sheriff, pursuant to this Section 11.03. Specifically, the monitor will be free to investigate inmate complaints and grievances independent from any committee made up of employees of Manager, and Manager and its employees are required to cooperate fully in any such investigations.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

SECTION 12.01. Disadvantaged Business and Hiring Preferences.

     Manager shall use its best efforts to identify and utilize disadvantaged business, as defined in Section 351.1035 of the Texas Local Government Code, as subcontractors that may provide or have the potential to provide supplies, materials, services and equipment to Manager for performance of this Agreement. Manager shall use its best efforts to hire local personnel as employees for the Facility, and shall give preferential consideration in hiring to employees of the County who meet or exceed Manager's qualifications and standards for employment in available positions. Additionally, Manager shall use its best efforts to purchase local goods and services in connection with the operation, maintenance, and management of the Facility. Manager shall also encourage its subcontractors to similarly utilize disadvantaged business, hire local personnel and purchase goods and services locally.

SECTION 12.02. Nondiscrimination.

     Manager shall at all times provide the services required hereunder in compliance with all laws with respect to nondiscrimination in hiring, promotion or pay of employees. No person will be subjected to discrimination on the grounds of race, sex, age, color, religion, or national origin.

SECTION 12.03. Binding Nature.

     This Agreement shall not be binding upon the parties until it is approved and executed by both parties, and all conditions of Section 12.13 have been fulfilled. This Agreement, after properly approved and executed by the parties, shall inure to the benefit of the County and Manager and shall be binding upon the County and Manager and their respective successors and assigns. This Agreement may not be assigned by either party without the express written consent of the other party.

SECTION 12.04. Invalidity and Severability.

     In the event that any provision of this Agreement shall be held invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected thereby. The parties hereto acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such a manner that it will, to the maximum extent practicable, be deemed to be validated and enforceable.

SECTION 12.05. Terminology and Definitions.

     All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular.

SECTION 12.06. Laws of Texas.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 12.07. Jurisdiction.

     This Agreement shall be deemed performable in Jefferson County, Texas. Any and all suits for any and every breach of this Agreement shall be instituted and maintained in any court of competent jurisdiction in Jefferson County, Texas.

SECTION 12.08. Entire Agreement.

     This Agreement incorporates all of the agreements, covenants and understandings between the parties hereto, concerning the subject matter hereof, and all such covenants, agreements and understandings have been merged into this written Agreement. No other prior agreement or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in this Agreement. Each party acknowledges that it was represented by competent counsel of its own choosing regarding the negotiation and execution of this Agreement.

SECTION 12.09. Amendment.

     No changes to this Agreement shall be made except upon written agreement of both parties. This Agreement may be amended by a written agreement signed by the Jefferson County Judge, the Jefferson County Sheriff, and the president or any vice president of Manager.

SECTION 12.10. Confidentiality.

     To the extent allowed by applicable state and federal laws, any confidential information provided to or developed by Manager in the performance of this Agreement shall be kept confidential and shall not be made available to any individual or organization by Manager or the County without prior written approval of the other party.

SECTION 12.11. Notices.

     All notices called for or contemplated hereunder shall be in writing and shall be valid when actually received by the party to whom such notice is given if sent via a private courier, such as Federal Express or Airborne, or by telecopy, or by means other than the United States Mail, or on the date when deposited in the United States Mail, postage pre-paid, and sent by Certified Mail, Return Receipt Requested and addressed to the party as herein specified below:

     (a) Notices to the County shall be delivered or sent as follows:

         Office of the Jefferson County Judge
         Jefferson County Courthouse
         P.O. Box 4025
         Beaumont, Texas 77701

     With a copy to:

         Orgain, Bell & Tucker, L.L.P.
         470 Orleans
         Beaumont, Texas 77701

     (b) Notices to Manager shall be delivered or sent as follows:

         James F. Slattery, President
         Correctional Services Corporation
         1819 Main Street, Suite 1000
         Sarasota, Florida 34236

SECTION 12.12. Headings.

     The headings used herein are for convenience of reference only and shall not constitute a part hereof or affect the construction or interpretation of this Agreement.

SECTION 12.13 Conditions to Effectiveness.

     The effectiveness of this Agreement and the commencement of the Initial Term of this Agreement are subject to the continued approval and certification of Manager and the Facility by the Commission to receive prisoners as contemplated hereby.

SECTION 12.14. Authority.

     By his or her signature below, each signatory individual certifies that he or she is the properly authorized agent or officer of the applicable party hereto and has the requisite authority necessary to execute this Agreement on behalf of such party, and each party hereby certifies to the other that any resolutions necessary to create such authority have been duly passed and are now in full force and effect.

SECTION 12.15. Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Agreement shall be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

SECTION 12. 16. Agreement Regarding Modifications to Facility.

     The parties hereto acknowledge that the Facility has been vacant prior to the date of execution of this Agreement, and that certain maintenance, cleaning, painting, construction and other improvements may be required in order to modify the Facility and to meet the needs, demands and requirements of certain potential Prisoner Transfer Sources. The parties acknowledge that they will jointly inspect the Facility and specifically describe each item of maintenance, cleaning, painting, construction, or other improvement required and shall at that time enter into good faith negotiations to agree as to which party hereto shall be responsible for the cost and implementation of each item so described.

SECTION 12.17. Special Provisions Regarding Modification to Agreement.

     The parties hereto acknowledge that it is in their best interest for the Facility to remain qualified to house out-of-state prisoners in accordance with the requirements of the Commission so as to maximize utilization of the Facility. Accordingly, it is expressly that the parties agree to enter into good faith negotiations to amend this Agreement at any time and from time to time as may be necessary to maintain on a continuous basis the Facility's qualification to house out-of-state prisoners.

[The remainder of this page has intentionally been left blank]

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


JEFFERSON COUNTY, TEXAS	CORRECTIONAL SERVICES CORPORATION


By:                                  By:
       Carl R. Griffith, Jr.               James F. Slattery
       County Judge                        President

By:
       Mitch Woods
       County Sheriff

By:
       Jimmie Cokinos
       County Commissioner

By:
       Mark C. Domingue
       County Commissioner

By:
      Waymon Hallmark
      County Commissioner

By:
       Ed Moore
       County Commissioner

ATTEST:

By:
       Sandy Wilson
       Jefferson County Clerk            (COUNTY SEAL)